Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Tarsier Pharma Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, par value NIS 0.01 per share	(1)	457(o)		$	$34,500,000.00	0.0001381	$4,764.45
Fees to be Paid	Equity	Representative's warrants to purchase ordinary shares	(2)	Other				0.0001381	0.00
Fees to be Paid	Equity	Ordinary shares issuable upon exercise of the Representative's Warrants	(3)	457(o)		$	$1,388,625.00	0.0001381	$191.77

Total Offering Amounts:							$35,888,625.00		4,956.22
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:									$4,956.22

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price

Includes ordinary shares that may be issued upon exercise of a 45-day option granted to the underwriters in this offering to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price

No fee required pursuant to Rule 457(g).
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price

We have agreed to issue to the representative of the underwriters warrants (the “Representative’s Warrants”) to purchase up to 3.5% of the ordinary shares sold in this offering at 115% of the public offering price per share.